JOINT FILER INFORMATION


Name:                               Ellis T. Gravette, Jr.

Address:                            2636 Caminito Tom Morris
                                    LaJolla, CA  92037

Designated Filer:                   Pacer Technology (PTCH)

Date of Event Requiring Statement:  05/12/03

                                         THEODORE M. ELAM
Signature:                          By:  Theodore M. Elam, Attorney-in-fact

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                             JOINT FILER INFORMATION


Name:                               G. Jeffrey Records, Jr.

Address:                            501 N.W. Grand Boulevard
                                    Oklahoma City, OK  73118

Designated Filer:                   CYAN Investments LLC

Issuer & Ticker Symbol:             Pacer Technology (PTCH)

Date of Event Requiring Statement:  5/12/03

                                         THEODORE M. ELAM
Signature:                          By:  Theodore M. Elam, Attorney-in-fact